Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

October 21, 2015

NN, INC. ANNOUNCES RESIGNATION OF BOARD MEMBER

Johnson City, Tenn, October 21, 2015 –NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that John C. Kennedy has resigned from the Company’s Board of Directors to focus on his growing medical company in Michigan. Mr. Kennedy has served as a member of NN’s Board of Directors since September 2014. Prior to serving as a director at NN, Mr. Kennedy was the founder and Chief Executive Officer at Autocam Corporation.

Mr. Kennedy commented, “I have enjoyed my term as a NN board member; however, with the recent acquisition of Precision Engineered Products and the competitive dynamics of owning a growing medical company, I believe the time is right to step away. Therefore, it is with regret that I have decided to resign from the NN Board of Directors. I look forward to following NN’s success into the future.”

Richard Holder, President and CEO commented, “John has made significant contributions to NN and to the Board of Directors over the past year. His knowledge and expertise were extraordinarily helpful during the Autocam integration. I am joined by the other directors in wishing him well as he focuses his energies on his growing company.”

NN, Inc., a diversified industrial company, manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 43 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, the Company’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and the Company’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the risk factors included in Exhibit 99.1 to NN’s Current Report on Form 8-K filed on September 22, 2015. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.